UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005 (July 28, 2005)

                           Trimble Navigation Limited
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                                     0-18645
                            (Commission File Number)

                                   94-2802192
                             (IRS Employer I.D. No.)

                         749 N. Mary Ave. Sunnyvale, CA
                    (Address of principal executive offices)

                                      94085
                                   (Zip Code)
       Registrant's telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 28, 2005, Trimble Navigation Limited (the "Company") entered into a $200 million unsecured revolving credit agreement with the Bank of Nova Scotia, as administrative agent, The Bank of New York and Harris Nesbitt, each in its capacity as a co-syndication agent, and Bank of America, N.A. and Wells Fargo Bank, N.A., each in its capacity as a co-documentation agent, and a syndicate of other lenders party to the agreement (the "Credit Agreement"). The funds available under the Credit Agreement may be used by the Company for general corporate purposes, and up to $25 million of the Credit Agreement may be used for letters of credit.

     The Company may borrow, repay and reborrow funds under the Credit Facility until the maturity of July 28, 2010, at which time the Credit Agreement terminates, and all amounts borrowed must be repaid. The Company has not made an initial borrowing under the Credit Agreement. Funds may be borrowed under the Credit Agreement in U.S. Dollars or in certain other currencies, and will bear interest, at the Company's option, at either: (i) a base rate, based on the administrative agent's prime rate, plus a margin of between 0% and 0.125%, depending on the Company's leverage ratio as of its most recently ended fiscal quarter, or (ii) a reserve-adjusted rate based on LIBOR, EURIBOR, STIBOR or other agreed-upon rate, depending on the currency borrowed, plus a margin of between 0.625% and 1.125%, depending on the Company's leverage ratio as of the most recently ended fiscal quarter. The Company's obligations under the Credit Agreement are guaranteed by certain of the Company's domestic subsidiaries.

     The Credit Agreement contains customary affirmative, negative and financial covenants including, among other requirements, negative covenants that restrict the Company's ability to dispose of assets, create liens, incur indebtedness, repurchase stock, pay dividends, make acquisitions, make investments, enter into mergers and consolidations and make capital expenditures, and financial covenants that require the maintenance of leverage and fixed charge coverage ratios.

         The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events, material judgments, and events constituting a change of control. Upon the occurrence and during the continuance of an event of default, interest on the obligations will accrue at an increased rate and the lenders may accelerate the Company's obligations under the Credit Agreement, however that acceleration will be automatic in the case of bankruptcy and insolvency events of default.

ITEM 2.03 Creation of a Direct Financial Obligation.

     The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   TRIMBLE NAVIGATION LIMITED
                                                   a California corporation


         Dated: August 2, 2005                     /s/ Irwin Kwatek
                                                   ----------------
                                                   Irwin Kwatek
                                                   Vice President